Exhibit 99.1


      Leiner Health Products Reports Second Quarter 2008 Results


    CARSON, Calif.--(BUSINESS WIRE)--November 8, 2007 --Leiner Health Products Inc. today announced its financial results for the second quarter of fiscal year 2008.

    The Company reported a net loss of $26.3 million for the second quarter of fiscal 2008, compared to net income of $6.1 million for the same period in fiscal 2007.

    Net sales for the second quarter of fiscal 2008 totaled $125.6 million compared to $198.0 million for the same period in fiscal 2007, a decrease of $72.4 million or 36.6%. U.S. net sales were $111.4 million in the second quarter of fiscal 2008, a decrease of $73.1 million, or 39.6%, from the same period in fiscal 2007. Canadian net sales were $14.2 million in the second quarter of fiscal 2008, an increase of $0.8 million, or 6.0%, from the same period in fiscal 2007. Net U.S. sales decreased principally due to the previously announced voluntary suspension of our U.S.-based over-the-counter pharmaceuticals (OTC) manufacturing and distribution during the latter part of March 2007. Additionally, the second quarter of fiscal 2008 included one less week than the second quarter of the prior year.

    Gross profit was $17.6 million, 14.0% of net sales, in the second quarter of fiscal 2008, a decrease of $33.4 million, or 65.5%, from $51.0 million, or 25.8% of net sales in the same period in fiscal 2007. Second quarter gross margins were negatively affected by costs related to our response to the previously announced FDA inspection observations and an additional $8.9 million non-cash inventory reserve related to the write down of un-saleable OTC inventory, which was required due to the length of the product requalification process.

    Robert Kaminski, Chief Executive Officer, commented, "We are pleased with the progress we have made toward re-entering the OTC category, including FDA's recent decision to allow us to begin to ship qualified inventory of previously manufactured OTC product and the potential we see in our recently announced OTC alliance with Wockhardt. We look forward to addressing the remaining challenges as we work to regain customer distribution and complete our manufacturing consolidation."

    Credit Agreement EBITDA for the second quarter of fiscal 2008 was $26.6 million, compared to $26.1 million for the same period in fiscal 2007. Leiner was in compliance with all of its financial covenants as of September 29, 2007.

    For the first six months of fiscal 2008, net sales totaled $233.0 million compared to $361.9 million in the first six months of fiscal 2007, a 35.6% decrease. The voluntary OTC suspension had a significant negative impact on gross margins and net income. For the first six months of fiscal 2008, Leiner realized a net loss of $53.8 million, compared to a net income of $8.1 million in the first six months of fiscal 2007.

    Quarter End Conference Call Information

    Leiner Health Products will hold a conference call to discuss its second-quarter results on Friday, November 9, 2007, at 11:00 a.m. Eastern Time. The dial-in number for the conference call is 706-634-0167. The call is also being webcast, and can be accessed through the "Investor Information" section of the company's website, www.leiner.com. For those who cannot listen to the live broadcast, a telephone replay of the call will be available from November 9, 2007 at 2:00 p.m. Eastern Time through November 16, 2007, and can be accessed by dialing 706-645-9291, conference ID #20516779. An archived webcast will also be available on Leiner's website.

    Additional information regarding Leiner's second quarter fiscal 2008 performance will be contained in the Company's Quarterly Report on Form 10-Q, which will be posted on the company's website, www.leiner.com, by 5:00 p.m. Pacific Time, November 13, 2007. The Quarterly Report on Form 10-Q will also be available through the SEC's website, www.sec.gov.

    Use of Non-GAAP Financial Measures

    In our earnings release and conference call, we use and discuss non-GAAP financial measures as defined by SEC Regulation G. We use Credit Agreement EBITDA to measure our performance. Credit Agreement EBITDA is a non-GAAP measure that should not be considered as an alternative to income from operations or net income (loss) as a measure of operating results or cash flows as a measure of liquidity. Credit Agreement EBITDA is the basis for the calculation of significant financial covenants in the Company's credit facility, as amended, which requires Leiner to meet specified Consolidated Indebtedness to Credit Agreement EBITDA Leverage Ratio and a Credit Agreement EBITDA to Consolidated Interest Expense Ratio as such terms are defined in the Credit Agreement Amendment. Management believes that availability of Credit Agreement EBITDA will assist investors in evaluating Leiner's financial performance and our performance relative to credit agreement covenants. See the "Calculation of Credit Agreement EBITDA" in this release for a reconciliation of Credit Agreement EBITDA to net income (loss) computed under U.S. generally accepted accounting principles (GAAP).

    About Leiner Health

    Founded in 1973 and headquartered in Carson, Calif., Leiner Health Products is America's leading manufacturer of store brand vitamins, minerals, and nutritional supplements, as measured by retail sales, and supplies over-the-counter pharmaceuticals in the food, drug, mass merchant and warehouse club (FDMC) retail market. Leiner provides the leading FDMC retailers with over 3,000 products to help its customers create and market high-quality store brands at low prices. It is also the largest supplier of vitamins, minerals and nutritional supplements to the US military. Leiner markets its own brand of vitamins under YourLife(R) and sells over-the-counter pharmaceuticals under the Pharmacist's Formula(R) name. In 2006, Leiner distributed more than 31 billion doses that help offer consumers high quality, affordable choices to improve their health and wellness.

    Forward-looking Statements

    This press release contains "forward-looking statements" that are subject to risks and uncertainties. These statements often include words such as "may," "will," "could," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or similar expressions. These statements are only predictions. In addition to risks and uncertainties noted in this press release, there are risks and uncertainties that could cause the Company's actual operating results to differ materially from those anticipated by some of the statements made. Such risks and uncertainties include: (i) an FDA investigation into our OTC operations that has materially and adversely affected our operations; (ii) product recalls; (iii) failure to implement our consolidation plans on favorable terms, if at all; (iv) higher than expected consolidation expenses; (v) obtaining an unfavorable result in significant litigation; (vi) slow or negative growth in the vitamin, mineral, supplement or over-the-counter pharmaceutical industry; (vii) adverse publicity regarding the consumption of vitamins, minerals, supplements or over-the-counter pharmaceuticals;
(viii) increased competition; (ix) increased costs; (x) increases in the cost of borrowings and/or unavailability of additional debt or equity capital on terms favorable to the Company or at all; (xi) changes in general worldwide economic and political conditions in the markets in which the Company may compete from time to time; (xii) the inability of the Company to gain and/or hold market share of its customers; (xiii) exposure to and expenses of defending and resolving product liability claims and other litigation; (xiv) the ability of the Company to successfully implement its business strategy; (xv) the inability of the Company to manage its operations efficiently; (xvi) consumer acceptance of the Company's products; (xvii) failure to comply with new federal, state, local or foreign legislation or regulation (including the new supplements cGMPs) or adverse determinations by regulators; (xviii) the mix of the Company's products and the profit margins thereon; and (xix) the availability and pricing of raw materials. The Company expressly disclaims any obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.



                     LEINER HEALTH PRODUCTS INC.
           CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              UNAUDITED
                        (dollars in thousands)

                               Three months ended   Six months ended
                              ----------------------------------------

                               September September September September
                                29, 2007  30, 2006  29, 2007  30, 2006
                               --------- --------- --------- ---------

Net sales                      $ 125,592  $197,966 $ 233,036  $361,876
Cost of sales                    107,990   146,976   194,290   270,958
                               --------- --------- --------- ---------

Gross profit                      17,602    50,990    38,746    90,918
Marketing, selling and
 distribution expenses            12,457    17,294    25,410    32,488
General and administrative
 expenses                         15,850    10,796    31,594    20,460
Research and development
 expenses                          1,072     1,096     2,530     2,177
Amortization of other
 intangibles                          91       300       182       582
Restructuring charges              2,712         -    10,027         -
Other operating expense              320     1,179       320     1,112
                               --------- --------- --------- ---------

Operating income (loss)         (14,900)    20,325  (31,317)    34,099
Interest expense, net             11,066    10,110    20,705    20,155
                               --------- --------- --------- ---------

Income (loss) before income
 taxes                          (25,966)    10,215  (52,022)    13,944
Provision for income taxes           379     4,149     1,810     5,891
                               --------- --------- --------- ---------

Net income (loss)              $(26,345)  $  6,066 $(53,832)  $  8,053
                               ========= ========= ========= =========




                     LEINER HEALTH PRODUCTS INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
              (dollars in thousands, except share data)

ASSETS                               September 29, 2007 March 31, 2007
                                     ------------------ --------------
                                        (Unaudited)
Current assets:
Cash and cash equivalents                    $   8,352      $  22,717
  Accounts receivable, net of
   allowances of $2,686 and $2,014
   at September 29, 2007 and March
   31, 2007, respectively                       48,209         66,600
  Inventories                                  157,873        134,639
  Income tax receivable                          1,069          2,565
  Prepaid expenses and other current
   assets                                        8,637          7,982
                                     ------------------ --------------

      Total current assets                     224,140        234,503
Property, plant and equipment, net              62,154         66,113
Goodwill                                        58,810         58,284
Other noncurrent assets                         20,759         19,718
                                     ------------------ --------------

      Total assets                           $ 365,863      $ 378,618
                                     ================== ==============

LIABILITIES AND SHAREHOLDER'S
 DEFICIT

Current liabilities:
  Accounts payable                           $  94,502      $  85,875
  Accrued compensation and benefits              8,162          8,271
  Customer allowances payable                    5,800          7,153
  Accrued interest                               5,887          5,662
  Other accrued expenses                        10,555          9,139
  Current portion of long-term debt              6,178          5,905
                                     ------------------ --------------

      Total current liabilities                131,084        122,005
Long-term debt                                 411,582        390,539
Other noncurrent liabilities                     9,050          3,145
                                     ------------------ --------------

      Total liabilities                        551,716        515,689
Commitments and contingencies
Shareholder's deficit:
  Common stock, $0.01 par value;
   3,000,000 shares authorized,
   1,000 issued and outstanding at
   September 29, 2007 and March 31,
   2007                                              -              -
  Capital in excess of par value                13,532         13,520
  Treasury stock, 19,568 shares at
   cost at September 29, 2007 and
   March 31, 2007                                  (46)           (46)
  Accumulated deficit                         (206,666)      (152,414)
  Accumulated other comprehensive
   income                                        7,327          1,869
                                     ------------------ --------------

      Total shareholder's deficit             (185,853)      (137,071)
                                     ------------------ --------------

      Total liabilities and
       shareholder's deficit                 $ 365,863      $ 378,618
                                     ================== ==============


    Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures (Unaudited)

    The following table reconciles Credit Agreement EBITDA, the non-GAAP financial measure used in this release, to the comparable GAAP measure for the respective periods:



                     LEINER HEALTH PRODUCTS INC.
                Calculation of Credit Agreement EBITDA
                        (dollars in thousands)

                               Three months ended   Six months ended
                               ------------------- -------------------
                               September September September September
                                29, 2007  30, 2006  29, 2007  30, 2006
                               --------- --------- --------- ---------

Net income (loss)              $(26,345)   $ 6,066 $(53,832)   $ 8,053

Provision for income taxes          379      4,149    1,810      5,891
Interest expense, net            11,066     10,110   20,705     20,155
Depreciation and amortization     3,938      4,457    7,930      8,775
Non-cash stock compensation
 expense (1)                          6          5       12         12
Management fees (2)                  75      1,344       75      1,354
Expenses related to permitted
 acquisition (3)                     (8)         -      (25)         -
Proceeds from business
 interruption insurance (4)        (385)         -     (385)         -
Restructuring charges (5)         2,712          -   10,027          -
Non-cash OTC related charges,
 reserves and addbacks (6)        8,888          -    8,888          -
Permitted add-backs (7)          26,290          -   48,905          -
                               --------- --------- --------- ---------

Credit Agreement EBITDA        $ 26,616    $26,131 $ 44,110    $44,240
                               ========= ========= ========= =========




(1) Non-cash compensation expenses are included in the general and administrative expenses in the consolidated statement of operations and in operating activities in the consolidated statement of cash flows.
(2) Management fees, which primarily include professional fees incurred in connection with the Credit Agreement, are included in other operating expenses in the consolidated statement of operations and in operating activities in the consolidated statement of cash flows.
(4) Represents insurance proceeds resulting from business interruption.
(5) Represents expenses incurred in connection with the Company's plans to consolidate its manufacturing and packaging operations in the U.S. These expenses are included in the restructuring charges in the consolidated statement of operations for the three and six months ended September 29, 2007.
(6) Represents inventory write-down related to OTC events.
(7) The Credit Agreement, and Amendments thereto, provided certain add-backs for the Company's OTC events.



    CONTACT: Kevin McDonnell, 310-952-1357
             Chief Financial Officer
             or
             Lippert/Heilshorn & Assoc.
             Jody Burfening / Harriet Fried, 212-838-3777